EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the (i) Registration Statements (Forms S-8 No. 33-41528, No. 33-78846, No. 33-55442, No. 33-89368, No. 33-55440,
No.  333-44761,  No.  33-78840,  No.  33-89370  and No.  33-89366)  of  Cellular
Communications International, Inc. (the "Company") and (ii) Registration Statements (Forms S-3 No. 33-90980 and 33-97396) of the Company and in the related Prospectus of our report dated March 25, 1998, with respect to the consolidated financial statements of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                  ERNST & YOUNG LLP


New York, New York
March 26, 1998